Exhibit 4.1
EXECUTION VERSION

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.,
the Guarantors listed herein
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
INDENTURE
Dated as of May 10, 2011
6.25% Convertible Notes due 2018

v

          INDENTURE, dated as of May 10, 2011, among Alaska Communications Systems Group, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01), the guarantors party hereto (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).
WITNESSETH:
          WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6.25% Convertible Notes due 2018 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $120,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
          WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid, binding and legal agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS
          Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of `the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words

`of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
          “Additional Notes” shall have the meaning specified in Section 2.11.
          “Administrative Agent” means the JPMorgan Chase Bank, N.A., or such other financial institution named as administrative agent under the Senior Credit Facility.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Bid Solicitation Agent” means an independent nationally recognized investment bank selected by the Company to solicit market bid quotations for the Notes.
          “Blockage Notice” shall have the meaning specified in Section 16.03.
          “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.
          “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
          “Cash Settlement Averaging Period” means the 40 consecutive VWAP Trading Day period:
     (a) if the conversion date occurs during the period beginning on, and including, February 1, 2018, beginning on, and including, the 42nd Scheduled VWAP Trading Day immediately preceding the Maturity Date; and
     (b) in all other cases, beginning on, and including, the third VWAP Trading Day immediately following the Conversion Date.
          “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
          “Common Stock” means, subject to Section 15.06, shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means Alaska Communications Systems Group, Inc., a Delaware corporation, and subject to the provisions of Article 12, shall include its successors and assigns.
          “Company Order” means a written order of the Company, signed by:
     (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”); and
     (b) any such other officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary,
and delivered to the Trustee.
          “Conversion Agent” shall have the meaning specified in Section 5.02.
          “Conversion Date” shall have the meaning specified in Section 15.02(e).
          “Conversion Obligation” shall have the meaning specified in Section 15.01(a).
          “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
          “Conversion Rate” shall have the meaning specified in Section 15.01(a).
          “Conversion Trigger Price” shall have the meaning specified in Section 15.01(b)(iv).
          “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).
          “Counterparty” means the counterparties to the Company or any of its Affiliates under the Hedging Obligations.
          “Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
          “Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period, one-fortieth (1/40th) of the product of: (a) the applicable Conversion Rate on such VWAP Trading Day and (b) the VWAP of the Common Stock on such VWAP Trading Day.
          “Daily Measurement Value” is equal to the Specified Dollar Amount, divided by 40.
          “Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period, shall consist of:
     (a) cash equal to the lesser of the Daily Measurement Value and the Daily Conversion Value for such Trading Day; and
     (b) if such Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to the Daily Share Amount.
          “Daily Share Amount” means, if the Daily Conversion Value exceeds the Daily Measurement Value on the applicable VWAP Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the VWAP of the Common Stock for such VWAP Trading Day.
          “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
          “Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any May 1 or November 1.
          “Depositary” means, with respect to the Global Notes the Person specified in Section 2.06 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “Designated Institution” shall have the meaning specified in Section 15.11.
          “Distributed Property” shall have the meaning specified in Section 15.04(c).

          “Domestic Subsidiary” means any direct or indirect Subsidiary of the Company that is organized under the laws of the United States, any state or possession thereof or the District of Columbia.
          “Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.
          “Event of Default” shall have the meaning specified in Section 7.01.
          “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, provided that, solely for the purposes of Section 15.04(b), (c) and (d), and only when the Company elects to settle a Conversion Obligation solely in shares of its Common Stock, if such date falls after the applicable Record Date for the issuance, dividend or distribution in question, then references to the Ex-Dividend Date (or in the case of a Spin-Off, the date on which the adjustment to the Conversion Rate takes effect) will be deemed to be to such Record Date.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Exchange Election” shall have the meaning specified in Section 15.11.
          “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
          “Fiscal Year” means a fiscal year of the Company.
          “Fundamental Change” will be deemed to have occurred at the time after the original issuance of the Notes that any of the following events occurs:
     (a) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (b) consummation of (i) any binding share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property, or (ii) any sale, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries, provided, however, that in the cause of clause (i) any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such transaction shall not be a “Fundamental Change”;
     (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (d) the Common Stock ceases to be listed on a United States national or regional securities exchange, provided, however, in the case of a transaction or event described in clause (a) or (b) above, a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions otherwise constituting the Fundamental Change consists of shares of Publicly Traded Securities, and as a result of such transaction or transactions, the Notes become convertible into or based on such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 15.02(b)).
          “Fundamental Change Company Notice” shall have the meaning specified in Section 19.02(b).
          “Fundamental Change Expiration Time” shall have the meaning specified in Section 19.02(a)(i).
          “Fundamental Change Repurchase Date” shall have the meaning specified in Section 19.02(a).
          “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 19.02(a)(i).
          “Fundamental Change Repurchase Price” shall have the meaning specified in Section 19.02(a).
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.
          “Global Note” shall have the meaning specified in Section 2.06(b).
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any Indebtedness.
          “Guarantee Blockage Notice” shall have the meaning specified in Section 18.03.
          “Guarantee Payment Blockage Period” shall have the meaning specified in Section 18.03.
          “Guaranteed Obligations” shall have the meaning specified in Section 17.01(a).
          “Hedging Obligations” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement to which Alaska Communications Systems Holdings, Inc., a wholly-owned Subsidiary of the Company, and any of the Lenders or any of their respective Affiliates are parties.
          “Indebtedness,” when used with respect to any Person, and without duplication means:
     (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such person in respect of overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;
     (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;
     (c) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents, including a purchase agreement, in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;
     (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
     (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d);
     (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and
     (g) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (d).
          “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
          “Initial Dividend Threshold” means initially $0.215 per share of Common Stock, subject to adjustment in accordance with Section 15.04(d).
          “Interest Payment Date” means each May 1 and November 1 of each year, beginning on November 1, 2011.
          “Interest Record Date,” with respect to any Interest Payment Date, shall mean the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the applicable May 1 or November 1 Interest Payment Date, respectively.
          “Last Reported Sale Price” of the Common Stock on any Trading Day means:
     (a) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading;
     (b) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the

Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or similar organization; or
     (c) if the Common Stock is not so listed or quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
In all cases, the “Last Reported Sale Price” will be determined without reference to early hours, after hours or extended market trading.
          “Lender” means any lender under the Senior Credit facility.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 15.03(a).
          “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change occurring as a result of a transaction described in clause (a) or (b) of the definition thereof (without regard to the proviso in clause (b) thereof).
          “Maturity Date” means May 1, 2018.
          “Measurement Period” shall have the meaning specified in Section 15.01(b)(i).
          “Merger Event” shall have the meaning specified in Section 15.06.
          “Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this Indenture.
          “Noteholder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.
          “Note Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.
          “Note Guarantor” means any Subsidiary that has issued a Note Guarantee.
          “Note Register” shall have the meaning specified in Section 2.06(a).
          “Note Registrar” shall have the meaning specified in Section 2.06(a).
          “Notice of Conversion” shall have the meaning specified in Section 15.02(d).
          “Offering Memorandum” means the final offering memorandum dated May 4,

2011 relating to the offering and sale of the Notes.
          “Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”).
          “Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one Officer of the Company and (b) another officer of the Company or one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 20.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers’ Certificate pursuant to Section 5.08 shall be the principal executive, financial or accounting officer of the Company.
          “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 20.05.
          “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (b) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if any such Note is repurchased, the holder thereof shall have delivered a Fundamental Change Repurchase Notice in accordance with Section 19.02;
     (c) Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
     (d) Notes converted pursuant to Article 15.
          “pay its Guarantee” shall have the meaning specified in Section 18.03.
          “pay the Notes” shall have the meaning specified in Section 16.03.
          “Paying Agent” shall have the meaning specified in Section 5.02.

          “Payment Blockage Period” shall have the meaning specified in Section 16.03.
          “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
          “Publicly Traded Securities” means shares of common stock that are traded on a national securities exchange or that will be so traded when issued or exchanged in connection with a transaction described in clause (a) or (b) of the definition of Fundamental Change.
          “Record Date” shall have the meaning specified in Section 15.04(f).
          “Reference Property” shall have the meaning specified in Section 15.06(b).
          “Representative” means any administrative agent or representative (if any) under the Senior Credit Facility or the Hedging Obligations.
          “Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(d).
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Securities” shall have the meaning specified in Section 2.06(d).
          “Rule 144A” means Rule 144A as promulgated under the Securities Act.
          “Rule 144 Additional Interest” shall have the meaning specified in Section 5.09(a).
          “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
          “Scheduled VWAP Trading Day” means any day that is scheduled to be a VWAP Trading Day.

          “SEC” means the Securities and Exchange Commission.
          “Secured Indebtedness” means any indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Note Guarantor has a correlative meaning.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Senior Credit Facility” means the credit agreement dated as of October 21, 2010, among Alaska Communications Systems Holdings, Inc., the Company, the lenders and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced from time to time by one or more credit and/or other agreements, including any agreement adding the Company’s subsidiaries as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement(s), whether by the same or any other agent, lender or group of lenders.
          “Senior Indebtedness” means the principal of, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), including the Company’s 5.75% Convertible Noted due 2013, except for:
     (i) Indebtedness that by its terms expressly provides that it shall be subordinated to the Notes; and
     (ii) Indebtedness between or among the Company or any of the Subsidiaries of the Company.
          The term “Senior Indebtedness” shall, with respect to a Note Guarantor, have a correlative meaning.
          “Settlement Amount” has the meaning specified in Section 15.02(b).
          “Settlement Method” means, with respect to a conversion of Notes, the relative proportions of cash and/or shares of Common Stock with which such conversion is settled under this Indenture, as elected (or deemed elected) by the Company.
          “Settlement Notice” has the meaning specified in Section 15.02(b)(iii).

          “Significant Subsidiary” has the meaning specified in Regulation S-X under the Exchange Act.
          “Specified Dollar Amount” means the dollar amount of cash per $1,000 principal amount of Note to be received upon conversion specified in the Settlement Notice related to such converted Note.
          “Spin-Off” shall have the meaning specified in Section 15.04(c).
          “Stock Price” means
     (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock; and
     (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading Days.
          “Subordinated Indebtedness” means any Indebtedness of the Company that specifically provides that such Indebtedness ranks subordinated in right of payment to the Notes. “Subordinated Indebtedness” of a Note Guarantor has a correlative meaning.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
          “Successor Company” shall have the meaning specified in Section 12.01(a).
          “Supplementary Interest” shall have the meaning specified in Section 7.01.
          “Trading Day” means a day on which:
     (a) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and
     (b) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market;
provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day.
          “Trading Price” with respect to $1,000 principal amount of Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from any such nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
          “transfer” shall have the meaning specified in Section 2.06(d).
          “Trigger Event” shall have the meaning specified in Section 15.04(c).
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 15.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
          “VWAP” for the Common Stock means, for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period, the per share volume-weighted average price on The Nasdaq Global Select Market as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ALSK.UQ <equity> VAP” (or its equivalent successor if any such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined in a commercially reasonable manner by the Board of Directors using a volume-weighted averaging price method) and will be determined without regard to after hours trading or any other trading outside of the regular trading session.

          “VWAP Market Disruption Event” means:
     (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session; or
     (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled VWAP Trading Day for the Common Stock of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
          “VWAP Trading Day” means any day during which:
     (a) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, the principal national or regional securities exchange or other principal market on which the Common Stock is listed, admitted for trading or quoted; and
     (b) there is no VWAP Market Disruption Event;
provided, however if the Common Stock is not so listed, admitted for trading or quoted, “VWAP Trading Day” means a Business Day.
          “Weighted Average Consideration” shall have the meaning specified in Section 15.06(c)(iv).
          Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. The following TIA term used in this Indenture has the following meaning:
          “obligor” on the Notes means the Issuer, the Guarantors and any successor obligor upon the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC rule under the TIA have the meanings so assigned to them therein.
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES
          Section 2.01. Designation and Amount. The Notes shall be designated as the “6.25% Convertible Notes due 2018.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $120,000,000, subject to increase in accordance with Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 11.04, Section 15.02 and Section 19.04.
          Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.
          Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary or as may be required to comply with any applicable law or regulation thereunder or the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
          Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
          The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time reflected on the books and records of the Trustee and the Depositary and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any increase or decrease in the aggregate principal amount of the Global Note in the books and records of the Trustee and Depositary to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee and Depositary, at the direction of the Trustee, in such manner and upon instructions given by the Noteholders in accordance with this Indenture.
          The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest at the rate and from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the date of original issuance of the

Notes, or from the most recent date to which interest has been paid or duly provided for. If any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date or any earlier repurchase of the Notes) will be made on the next succeeding Business Day, and no interest or other amount will be paid as a result of any such delay.
          The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in The Borough of Manhattan, City of New York, which shall initially be one such office of the Paying Agent at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration. The Company shall pay interest:
     (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or, if such certified Notes held by such Person have an aggregate principal amount of more than $1,000,000 upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States (which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary); or
     (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
          Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Section 2.04. Payments of Rule 144 Additional Interest and Supplementary Interest. The Company shall pay Rule 144 Additional Interest and Supplementary Interest in the manner and under the circumstances set forth herein. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Rule 144 Additional Interest” and “Supplementary Interest” to the extent that Rule 144 Additional Interest and Supplementary Interest is, was or would be payable hereunder, and in either case express mention of the payment of Rule 144 Additional Interest (if applicable) or Supplementary Interest (if applicable) in any provisions hereof shall not be construed as excluding Rule 144 Additional Interest or Supplementary Interest, respectively, in those provisions hereof where such express mention is not made.
          Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order, Opinion of Counsel and Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
          Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 20.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
          Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.
          Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
          All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
          No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Noteholder of the old Notes presented or surrendered for such exchange or registration of transfer.

          None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 19.
          All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
          (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
          (c) [Reserved].
          (d) Every Note that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(d) and Section 2.06(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
          Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, (1) REPRESENTS THAT IT IS A QUALIFIED INSTITITUTIONAL BUYER AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 6.25% CONVERTIBLE NOTES DUE 2018 OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSE 2(C)) A NOTICE OF THIS LEGEND. THIS LEGEND WILL BE REMOVED BY THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN,

INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND, IF APPLICABLE, CONVERSION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
          No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
          Promptly after one-year has elapsed following the last date of (1) original issuance of the Notes or (2) original issuance of any Additional Notes under Section 2.11 of this Indenture, if the Notes (including any Additional Notes with the same terms and the same CUSIP number as the Notes) and Common Stock issued upon conversion of the Notes are freely tradable pursuant to Rule 144 under the Securities Act by holders who are not Affiliates of the Company, the Company shall:
          (i) Notify the Trustee to remove the restrictive legends described in this Section 2.06(d) and in Section 2.06(e) from the Notes and Common Stock issued upon conversion of the Notes, respectively, and upon such notice the restrictive legend shall be deemed removed from any Global Securities without further action on the part of holders;
          (ii) Notify Noteholders and Common Stock issued upon conversion of the Notes that the restrictive legend has been removed or deemed removed; and
          (iii) Notify the Trustee and DTC to change the CUSIP number for the Notes and the Common Stock issued upon conversion of the Notes to the unrestricted CUSIP number.
In no event will the failure of the Company to provide any notice set forth in this paragraph or of the Trustee to remove the restrictive legend constitute a failure by the Company to comply with any of its covenants or agreements set forth in this Indenture for purposes of Section 7.01 of this Indenture or otherwise.
          Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d). The

Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.
          Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(d)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.
          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
          If:
     (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
     (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
     (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
          Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.
          At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
          None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          (e) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, (1) REPRESENTS THAT IT IS A QUALIFIED INSTITITUTIONAL BUYER AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 6.25% CONVERTIBLE NOTES DUE 2018 OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. (THE “COMPANY”)

RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFERRED AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSE 2(C)) A NOTICE OF THIS LEGEND. THIS LEGEND WILL BE REMOVED BY THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.
          Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).
          (f) [Reserved].
          (g) Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.06(g), (i) each reference in Section 2.06(d) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(e) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(g) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section

2.06(g) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.
          Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

          Section 2.08. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
          Section 2.09. Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
          Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, including, without limitation, at such time as the restricted CUSIP shall be removed from the Notes.
          Section 2.11. Additional Notes. The Company may, without the consent of Noteholders, issue additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that such differences do not cause the additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes (such additional Notes, the “Additional Notes”). The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably with each other and shall be treated as a single series for all purposes under this Indenture. The Company may not issue any Additional Notes if any Event of Default has occurred with respect to the Notes.
          Section 2.12. Repurchases. The Company may, to the extent permitted by law, may repurchase any Notes in the open market or by tender offer at any price or by private agreement, without prior notice to Noteholders. Any notes repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.
ARTICLE 3
[INTENTIONALLY OMITTED]

ARTICLE 4
SATISFACTION AND DISCHARGE
          Section 4.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
          (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.04(d)) have been delivered to the Trustee for cancellation; and (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due payable under this Indenture by the Company; and
          (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive such satisfaction and discharge.
ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY
          Section 5.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal of and accrued and unpaid interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

          Section 5.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.
          The Company may also from time to time designate co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
          The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
          Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.
          Section 5.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:
          (i) that it will hold all sums held by it as such agent for the payment of the principal of and accrued and unpaid interest on the Notes in trust for the benefit of the Noteholders;
          (ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of and accrued and unpaid interest on the Notes when the same shall be due and payable; and
          (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
          The Company shall, on or before each due date of the principal of or accrued and unpaid interest on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the

Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
          (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest on the Notes, set aside, segregate and hold in trust for the benefit of the Noteholders a sum sufficient to pay such principal, accrued and unpaid interest, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of accrued and unpaid interest on the Notes when the same shall become due and payable.
          (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
          (d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or accrued and unpaid interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          Section 5.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
          Section 5.06. Rule 144A Information Requirement and Annual Reports. (a) If at any time the Company is not subject to the reporting requirements of the Exchange Act, the Company shall furnish to the Noteholders, beneficial owners and prospective purchasers of the Notes or the Common Stock issued upon conversion, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Noteholder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent required from time to time to enable such Noteholder or beneficial holder to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
          (b) The Company shall provide the Trustee with a copy of the reports it must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than ten Business Days after those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) shall satisfy the Company’s obligation to furnish those reports to the Trustee; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filings have been made.
          (c) Delivery of the reports, information and documents described in clause (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
          Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
          Section 5.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2011) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
          In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.
          Section 5.09. Rule 144 Additional Interest. (a) If, at any time during the sixth-month period beginning on, and including, the date that is six months after the last original issuance date of the Notes, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay additional interest (“Rule 144 Additional Interest”) on the Notes. Rule 144 Additional Interest shall accrue on all transfer restricted Notes at an annual rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable.
          (b) Rule 144 Additional Interest payable in accordance with Section 5.09(a) shall be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Notes.
          (c) No Rule 144 Additional Interest shall accrue at any time other than during the six-month period specified in Section 5.09(a), regardless of whether the Company shall be current in its reporting obligations pursuant to Section 13 or 15(d) of the Exchange Act.
          (d) The Company shall notify the Trustee in writing promptly upon its becoming aware of its obligation to pay Rule 144 Additional Interest, the date on which such Rule 144 Additional Interest is payable and the amount identified as Rule 144 Additional Interest. In no event shall the Trustee be charged with knowledge of whether such Rule 144 Additional Interest is due, unless it has received the written notice referred to in the preceding sentence.
          Section 5.10. Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
          Section 5.11. Future Note Guarantors. So long as any Notes remain outstanding, unless all the Note Guarantors have been released under Section 17.03, the Company shall cause any future majority-owned Domestic Subsidiary, other than a Subsidiary whose sole assets consist of FCC and other regulatory licenses, to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the Notes.
ARTICLE 6
LISTS OF NOTEHOLDERS AND REPORTS BY
THE COMPANY AND THE TRUSTEE
          Section 6.01. Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 1 and November 1 in each year beginning with May 1, 2011, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
          Section 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
          (b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
          (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
          Section 6.03. Reports by Trustee. (a) The Trustee shall transmit to Noteholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Noteholders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).
          (b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed (if any) and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.
ARTICLE 7
DEFAULTS AND REMEDIES
          Section 7.01. Events of Default. The following events shall be “Events of Default” with respect to the Notes:
          (a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;
          (b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;
          (c) failure by the Company to comply with its obligation to convert the Notes into shares of Common Stock, cash or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Noteholder’s conversion right and such failure continues for a period of five days;

          (d) failure by the Company to comply with its obligations under Article 12;
          (e) failure by the Company to issue a notice of a Fundamental Change in accordance with Section 19.02(b) or a notice of a specified corporate transaction in accordance with Section 15.01(b)(iii) when due;
          (f) failure by the Company to comply with any other agreement contained in the Notes or this Indenture for a period of 30 days after written notice of such failure is given to the Company by the Trustee or the Noteholders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by Noteholders, also to be given to the Trustee);
          (g) failure by the Company or any Significant Subsidiary of the Company or any Note Guarantor to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money of the Company or any Subsidiary of the Company in an aggregate amount of $10 million or more;
          (h) a failure by the Company or any Significant Subsidiary of the Company or Note Guarantor to pay final judgments aggregating in excess of $10 million (after giving effect to insurance payments, if any), which judgments are not paid, discharged or stayed for a period of 30 days from the dates such judgments are entered;
          (i) the Company or any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that in the aggregate would constitute such a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or group of Subsidiaries or any substantial part of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due;
          (j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or group of Subsidiaries or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or group of Subsidiaries or any substantial part of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or
          (k) the failure of any Note Guarantee to be in full force and effect (except as contemplated by the terms hereof) or any Note Guarantor or person acting on behalf of such Note Guarantor denies or disaffirms such Note Guarantor’s obligations under the Indenture or any Note Guarantee and such default continues for a period of ten days after receipt of the notice specified in the following paragraph.
          In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company (and not solely with respect to such a Significant Subsidiary or a group of Subsidiaries of the Company that in aggregate would constitute a Significant Subsidiary of the Company)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Noteholders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders) and the Lenders, may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable on the later to occur of five Business Days after the signing of such written notice to the Lenders and the date of such declaration, and there upon the same shall become and shall automatically be immediately due and payable, anything in this Indenture (other than Article 16) or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company, or a group of Subsidiaries of the Company that in aggregate would constitute such a Significant Subsidiary of the Company) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law), and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 8.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the Noteholders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and rescind and annul such declaration and its consequences (other than a declaration or consequences, as the case may be, resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) and such Default (other than a Default resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from nonpayment of principal or interest that shall have become due otherwise than by acceleration, a failure to repurchase any Notes when required upon a Fundamental Change or a failure to deliver, upon conversion, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, due upon conversion) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.
          Notwithstanding anything in this Indenture or in the Notes to the contrary, for the first 180 days immediately following any violation of any obligations the Company may be deemed to have pursuant to (1) Section 314(a)(1) of the Trust Indenture Act, or (2) Section 5.06(b), and the continuation thereof, if the Company so elects, the sole remedy for any such violation shall be the accrual of additional interest on the Notes at a rate per year equal to 0.50% of the outstanding principal amount of the Notes (“Supplementary Interest”), payable semi-annually at the same time and in the same manner as regular interest on the Notes pursuant to Section 2.03 and Section 5.01. If Rule 144 Additional Interest is accruing and payable as described under Section 5.09 and the Company has elected that the accrual of Supplementary Interest be the sole remedy for any violation or default the Company may be deemed to have pursuant to (1) Section 314(a)(1) of the Trust Indenture Act, or (2) Section 5.06(b), no Supplementary Interest shall be payable for any such violation or default caused by the failure of the Company to be current in respect of its Exchange Act reporting obligations for so long as Rule 144 Additional Interest is also accruing and payable in accordance with Section 5.09 (it being understood that the provisions of this sentence shall in no way prejudice the Company’s election to pay Supplementary Interest as the sole remedy for a violation of Section 314(a)(1) of the Trust Indenture Act or Section 5.06(b) as set forth in this paragraph). In addition to the accrual of Supplementary Interest, on and after the 180th day, any violation of any obligations the Company may be deemed to have pursuant to (1) Section 314(a)(1) of the Trust Indenture Act or (2) Section 5.06(b), either the Trustee or the Noteholders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Supplementary Interest” provided for in this paragraph to the extent that, in such context, Supplementary Interest is, was or would be payable in respect thereof pursuant to the provisions of this paragraph, and express mention of the payment of Supplementary Interest (if applicable) in any provisions hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made. The provisions of this paragraph will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default.
          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.
          Section 7.02. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 7.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest on any overdue principal and interest, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
          In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Noteholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders.
          In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such proceedings.
          Section 7.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
          First, to the payment of all amounts due the Trustee under Section 8.06;
          Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including Supplementary Interest, if any, or Rule 144 Additional Interest, if any, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
          Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and
          Fourth, to the payment of the remainder, if any, to the Company.
          Section 7.04. Proceedings by Noteholders. No Noteholder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
     (i) such Noteholder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;
     (ii) the Noteholders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
     (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
     (iv) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 7.07;
it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
          Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and accrued and unpaid interest on such Note (or conversion consideration due upon conversion) on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or conversion consideration on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
          Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
          Section 7.05. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
          Section 7.06. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Noteholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
          Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Noteholders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability. The Noteholders of a majority in aggregate principal amount of the Notes at the time outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) determined in accordance with Section 9.04 may on behalf of the Noteholders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except:
     (i) a default in the payment of accrued and unpaid interest on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 7.01;
     (ii) a failure by the Company to deliver cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon conversion of the Notes; or

     (iii) a default in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of each holder of an outstanding Note affected.
          Upon any such waiver the Company, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          Section 7.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Fundamental Change Repurchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
          Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or accrued and unpaid interest on, any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.
ARTICLE 8
CONCERNING THE TRUSTEE
          Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Noteholders unless such Noteholders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
          (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

          (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
          (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;
          (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
          (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
          (h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, benefits, immunities, indemnities and protections afforded to the Trustee pursuant to this Indenture (including without limitation this Article 8) shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.
          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
          Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:
          (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
          (c) the Trustee may consult with counsel and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and
          (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
          In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes.
          Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
          Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

          Section 8.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
          Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith. Each of the Company and the Note Guarantors, jointly and severally, also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.03, funds held in trust herewith for the benefit of the holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.
          Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(i) or Section 7.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
          Section 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
          Section 8.08. Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either (a) eliminate such interest within 90 days, (b) apply to the SEC for permission to continue as Trustee or (c) resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
          Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least one year may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
          (b) In case at any time any of the following shall occur:
          (i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least one year, or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or
          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least one year may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
          (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed, at the expense of the Company, or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.
          Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

          No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.
          Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
          Section 8.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.
          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          Section 8.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
          Section 8.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Noteholders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 9
CONCERNING THE NOTEHOLDERS
          Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the Noteholders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Noteholders of such specified percentage have joined therein may be evidenced by:
     (a) any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing;
     (b) the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10; or
     (c) a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the Noteholders, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.
          Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.
          Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
          Section 9.04. Company-Owned Notes Disregarded. In determining whether the Noteholders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
          Section 9.05. Revocation of Consents; Future Noteholders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Noteholders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 10
NOTEHOLDERS’ MEETINGS
          Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:
          (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;
          (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;
          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or
          (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
          Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.
          Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
          Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.
          Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
          Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
          Subject to the provisions of Section 9.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
          Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.
          Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.
ARTICLE 11
SUPPLEMENTAL INDENTURES
          Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
          (a) to cure any ambiguity, omission, defect or inconsistency in this Indenture;
          (b) to provide for the assumption by a Successor Company of the obligations of the Company or any Note Guarantor under this Indenture pursuant to Article 12;
          (c) to add guarantees with respect to the Notes or release a Guarantor in accordance with the terms of this Indenture;
          (d) to secure the Notes;
          (e) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;
          (f) to make any other change that does not materially adversely affect the rights of any holder;
          (g) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or
          (h) to conform the terms of this Indenture or the Notes to the description thereof in the Offering Memorandum.
          The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.
          Section 11.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the Noteholders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by a Board Resolution and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such supplemental indenture shall:
          (a) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;
          (b) reduce the rate of or extend the stated time for payment of interest on any Note;
          (c) reduce the principal of or extend the Maturity Date of, any Note;
          (d) make any change that impairs or adversely affects the conversion rights of any Notes;
          (e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Noteholders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
          (f) make any Note payable in a currency other than that stated in the Note;
          (g) modify the subordination provisions of this Indenture in a manner that adversely affects the rights of any Noteholder;
          (h) impair the right of any Noteholder to receive payment of principal of and interest on such Noteholder on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Noteholder;
          (i) release any Note Guarantor from any of its obligations under its Note Guarantee and this Indenture other than in accordance with the terms of this Indenture; or
          (j) make any change in this Article 11 that requires each Noteholder’s consent or in the waiver provisions in Section 7.01 or Section 7.07, in each case without the consent of each Noteholder of an outstanding Note affected.
          Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
          It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all the Noteholders, or any defect in the notice, will not impair or affect the validity of the amendment.
          Section 11.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, if ever, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
          Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 20.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
          Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 20.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by the Indenture.

ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     Section 12.01. Company May Consolidate, Etc. on Certain Terms.
     (a) The Company shall not consolidate with, merge with or into, sell, convey, transfer or lease, or otherwise dispose of its and its Subsidiaries’ properties and assets, taken as a whole, substantially as an entirety to, or enter into a binding share exchange with another Person, unless:
     (i) the Company is the surviving entity or if the Company is not the resulting, surviving or transferee Person (the “Successor Company”), the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and
     (iii) the conditions set forth in Section 12.03 have been satisfied.
     Subject to the provisions of Section 12.02 with respect to a lease, upon any such consolidation, merger, sale, conveyance, transfer, lease or other disposition the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.
      For purposes of this Section 12.01, the sale, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the sale, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety to another Person.
      Section 12.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease or other disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest on, all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor

Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer or other disposition (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
          In case of any such consolidation, merger, sale, conveyance, transfer or lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
          Section 12.03. Opinion of Counsel to Be Given Trustee. No merger, sale, consolidation, sale, conveyance, transfer or lease or other disposition shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 12.
ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
          Section 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 14
[INTENTIONALLY OMITTED]
ARTICLE 15
CONVERSION OF NOTES
          Section 15.01. Conversion Privilege. (a) Upon compliance with the provisions of this Article 15, a Noteholder shall have the right, at such Noteholder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 15.01(b) below, at any time prior to February 1, 2018 under the circumstances and during the periods set forth in Section 15.01(b) below, and (ii) at any time on or after February 1, 2018 and prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 97.2668 shares of Common Stock (the “Conversion Rate”), subject to adjustment as provided in Sections 15.03 and 15.04 of this Indenture, per $1,000 principal amount of Notes (subject to the settlement provisions of Section 15.02 (the “Conversion Obligation”).
          (b) (i) The Notes may be surrendered for conversion during the five consecutive Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each Trading Day of such Measurement Period was less than 98% of the product of the then-applicable Conversion Rate on such Trading Day and the Last Reported Sale Price of the Common Stock on such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this clause and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent U.S. nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company, and the Company shall have no obligation to make such request unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock at such time, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such Trading Day. If the Company does not, when obligated, instruct the Bid Solicitation Agent to determine the Trading Price of the Notes as provided in the preceding sentence, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the then-applicable Conversion Rate on such Trading Day. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the then-applicable Conversion Rate and the Last Reported Sale Price of the Common Stock on such

Trading Day, the Company shall so notify the Trustee, the Conversion Agent and the Noteholders.
     (ii) In the event that the Company elects to:
          (A) distribute to all or substantially all holders of its Common Stock rights, options or warrants entitling them, for a period of not more than 60 calendar days from the declaration date of such distribution, to subscribe for or purchase its Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution; or
          (B) distribute to all or substantially all holders of its Common Stock the Company’s assets, debt securities, or rights to purchase securities of the Company, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration for such distribution, then, in each case, the Company shall notify all Noteholders, the Trustee and the Conversion Agent at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) 5:00 p.m., New York City time, on the Scheduled Trading Day immediately prior to such Ex-Dividend Date and (2) the Company’s announcement that such distribution will not take place. No Noteholder may exercise this right to convert if, as a result of holding the Notes, such Noteholder will otherwise participate in the distribution, without having to convert its Notes, at the same time and on the same terms as holders of the Common Stock as if such Noteholder held a number of shares of the Common Stock equal to the applicable Conversion Rate for each $1,000 principal amount of notes held by such Noteholder (calculated on an aggregate basis per Noteholder).
     (iii) If:
          (A) a Fundamental Change or Make-Whole Fundamental Change occurs; or
          (B) the Company is a party to a consolidation, merger or binding share exchange or a sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property and which transaction does not constitute a Fundamental Change;
a Noteholder may convert all or a portion of its notes at any time from and after the 35th Business Day prior to the anticipated effective date of such transaction or event (or, if later, the Business Day after the Company gives notice of such transaction or event, and to convert at the increased Conversion Rate (if any) in connection with such Make-Whole Fundamental Change, from, and including, the Effective Date of such Make-Whole Fundamental Change) to 5:00 p.m.,

New York City time, on the 35th Business Day immediately following the actual effective date of such transaction or event (or if such transaction or event also constitutes a Fundamental Change, until the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change). The Company shall notify the Noteholders, the Trustee and the Conversion Agent:
     (x) as promptly as practicable following the date the Company publicly announces such transaction but in no event, except as provided in clause (y) below, less than 35 Business Days prior to the anticipated effective date of such transaction; or
     (y) if the Company does not have knowledge of such transaction or event or has not entered into a definitive agreement with respect to such transaction to which the Company is a party at least 35 Business Days prior to the anticipated effective date of such transaction, within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or event or enters into a definitive agreement with respect to such transaction, but in no event later than the actual effective date of such transaction or event.
                (iv) The Notes may be surrendered for conversion in any Fiscal Quarter after the Fiscal Quarter ending June 30, 2011 and only during any such Fiscal Quarter, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter is equal to or more than 130% of the then-applicable Conversion Price on each applicable Trading Day (such price, the “Conversion Trigger Price”).
     Section 15.02. Conversion Procedure.
     (a) [Reserved].
     (b) Subject to this Section 15.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders, in respect of each $1,000 principal amount of Notes being converted, solely cash, solely shares of Common Stock or a combination of cash and Common Stock (each a “Settlement Amount”), at its election, as set forth in this Section 15.02.
                (i) All conversions on and after February 1, 2018 will be settled using the same Settlement Method.
                (ii) Prior to February 1, 2018, the Company will elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after February 1, 2018, the Company need not elect the same Settlement Method with respect to conversions that occur on different Conversion Dates.
                (iii) If, in respect of any Conversion Date (or the period beginning on, but including, February 1, 2018 and ending on, and including, the second Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the

Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Noteholders no later than the second Trading Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by (A) delivering solely shares of Common Stock, (B) paying solely cash or (C) paying and delivering, as the case may be, a combination of cash and shares of Common Stock. In the case of an election to pay and deliver, as the case may be, a combination of cash and shares of Common Stock, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If, with respect to any Conversion Date, the Company delivers a Settlement Notice electing to pay and deliver, as the case may be, a combination of cash and shares of Common Stock in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.
     With respect to any Conversion Date on or prior to February 1, 2018, if the Company does not deliver a Settlement Notice, the Company will be deemed to have elected to deliver shares of Common Stock in respect of its Conversion Obligation.
     With respect to any Conversion Date on and after February 1, 2018, if the Company does not deliver a Settlement Notice, the Company will be deemed to have elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000.
          (iv) The Settlement Amount in respect of any conversion of Notes shall be computed as follows:
          (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Common Stock, the Company will deliver to the converting Noteholder a number of shares of Common Stock equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate;
          (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount per $1,000 principal amount of Notes being converted equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period; and
          (C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of cash and shares of Common Stock, if any, the Company shall pay and deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily

Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period.
          (v) The Company will also deliver to each converting Noteholder cash in lieu of fractional shares of Common Stock as set forth pursuant to Section 15.02(l).
          (vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agents shall have no responsibility for any such determination.
          (c) [Reserved].
          (d) Before any holder of a beneficial interest in a Global Note shall be entitled to convert the same as set forth above, such holder shall comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(j) and, if required, all transfer or similar taxes, if any, as set forth in Section 15.02(g).
          Before a Noteholder of a Note issued in certificated form shall be entitled to convert the same as set forth above, such Noteholder shall:
     (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Noteholder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered;
     (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent;
     (3) if required, furnish appropriate endorsements and transfer documents;
     (4) if required, pay all transfer or similar taxes, if any as set forth in Section 15.02(g); and
     (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(j).

          The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 15 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 19.03.
          If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
          (e) Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m., New York City time, on the date (the “Conversion Date”) that the Noteholders has complied with the requirements set forth in Section 15.02(d).
          If the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock, the Company shall deliver the shares of Common Stock due in respect of it Conversion Obligation on the third Trading Day immediately following the relevant Conversion Date; provided that if calculating the adjustment to the Conversion Rate in accordance with the anti-dilution adjustments set forth in Section 15.04 cannot be accomplished prior to such third Trading Day following the relevant Conversion Date, the Company shall deliver the amount of additional shares of its Common Stock resulting from that adjustment on the third Trading Day after the earliest Trading Day on which such calculation can be made.
          In the case of any other Settlement Method, the Company shall pay and deliver, as the case may be, the cash and/or shares of Common Stock by the third Business Day immediately following the last VWAP Trading Day of the Cash Settlement Averaging Period.
          If any shares of Common Stock are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.
          (f) In case any Note in certificated form shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
          Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation in their books and records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

          (g) If a holder submits a Note for conversion, the Company shall pay all documentary, stamp and other similar issue or transfer tax or other duties, if any, due on the issue of any shares of Common Stock upon conversion, unless such tax is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name, in which case the holder will pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
          (h) Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.
          (i) [Reserved].
          (j) Upon conversion, a Noteholder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of its Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.
          Notwithstanding the final sentence of the preceding paragraph, if Notes are converted after 5:00 p.m., New York City time, on an Interest Record Date but prior to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, Noteholders of such Notes as of 5:00 p.m., New York City time, on the Interest Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Interest Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest, if any payable on the Notes so converted (whether or not the Noteholder of such Notes was the holder of record); provided, however, that no such payment shall be required:
     (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Interest Record Date but on or prior to the corresponding Interest Payment Date;
     (2) to the extent of any overdue interest, if any, existing at the time of conversion with respect to such Note; or
     (3) if the Notes are surrendered for conversion after 5:00 p.m., New York City time, on the Interest Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest on converted Notes.
          (k) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of 5:00 p.m., New York City time, on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or the last Trading Day of the related Cash Settlement Averaging Period (in the case of any other Settlement Method), as the case may be; provided, however, if such Conversion Date or such last Trading Day of the Cash Settlement Averaging Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at 5:00 p.m., New York City time, on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Noteholder.
          (l) For each Note surrendered for conversion, if the Company has elected to deliver a combination of cash and shares of Common Stock in respect of its Conversion Obligation, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional shares remaining after such computation shall be paid in cash. The Company shall not issue fractional shares of Common Stock upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares based on the VWAP on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock) or based on the VWAP on the last VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of any other Settlement Method). If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.
          Section 15.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 15, at any time from, and including, the Effective Date of a Make-Whole Fundamental Change to 5:00 p.m., New York City time, on the Business Day immediately prior to the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change), shall be increased by an amount equal to the Conversion Rate that would, but for this Section 15.03, otherwise apply to such Note pursuant to this Article 15, plus an amount equal to the Make-Whole Conversion Rate Adjustment.
          As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price paid or deemed to be paid per share of Common Stock for such Make-Whole Fundamental Change, all as determined by the Company:
Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$8.94	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00	$12.50	$13.00	$14.00	$15.00	$16.00	$17.00
May 10, 2011	14.5900	11.3879	8.8381	6.7654	5.0847	3.7457	2.6855	1.8619	1.2385	0.4641	0.1222	0.0115	0.0000
May 1, 2012	14.5900	12.9517	10.1926	7.9314	6.0799	4.5830	3.3835	2.4318	1.6895	0.7161	0.2340	0.0461	0.0003
May 1, 2013	14.5900	14.3110	11.3659	8.9386	6.9447	5.3149	3.9978	2.9391	2.1014	0.9623	0.3577	0.0928	0.0075
May 1, 2014	14.5900	14.5900	12.4423	9.8433	7.7011	5.9459	4.5179	3.3648	2.4444	1.1701	0.4669	0.1378	0.0194
May 1, 2015	14.5900	14.5900	12.8930	10.1722	7.9364	6.1087	4.6255	3.4319	2.4837	1.1787	0.4656	0.1359	0.0188
May 1, 2016	14.5900	14.5900	12.2246	9.4548	7.2086	5.4022	3.9642	2.8349	1.9642	0.8331	0.2787	0.0589	0.0017
May 1, 2017	14.5900	13.4023	9.9255	7.1782	5.0479	3.4327	2.2419	1.3947	0.8178	0.2195	0.0293	0.0000	0.0000
May 1, 2018	14.5900	7.9964	2.7332	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
provided, however, that:
          (i) if the exact Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;
          (ii) if the exact Stock Price of such Make-Whole Fundamental Change is greater than $17.00 per share (subject to adjustment in the same manner as the Stock Price as provided in Section 15.03(a)(iii)), or if the exact Stock Price of such Make-Whole Fundamental Change is less than $8.94 per share (subject to adjustment in the same manner as the Stock Price as provided in Section 15.03(a)(iii)), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 15.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;
          (iii) if an event occurs that requires, pursuant to this Article 15 (other than solely pursuant to this Section 15.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 15, immediately after such adjustment to the Conversion Rate;
          (iv) [Reserved];
          (v) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 15.04; and

          (vi) in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 111.8568 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the applicable Conversion Rate pursuant to Section 15.04.
          (b) At least 35 Business Days prior to the anticipated Effective Date of a Make-Whole Fundamental Change (or, if the Company does not have knowledge of such Make-Whole Fundamental Change or its anticipated Effective Date or has not entered into a definitive agreement with respect to such transaction to which the Company is a party at least 35 Business Days prior to the anticipated Effective Date of such Make-Whole Fundamental Change, within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such Make-Whole Fundamental Change or its Effective Date or enters into a definitive agreement with respect to such Make-Whole Fundamental Change, but in no event later than the actual Effective Date of such transaction or event), the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of the anticipated Effective Date of such proposed Make-Whole Fundamental Change. Each such notice shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase).
          Nothing in this Section 15.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 15.04 in respect of a Make-Whole Fundamental Change.
          Section 15.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company issues shares of Common Stock as a dividend or distribution to all or substantially all holders of the outstanding Common Stock on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or 9:00 a.m., New York City time, on the effective date of such share split or share combination, as the case may be;

CR’	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or 9:00 a.m., New York City time, on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution, or 9:00 a.m., New York City time, on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after, and solely as a result of, such dividend or distribution, or such share split or share combination, as the case may be.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 15.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
          (b) In case the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days after the declaration date of such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, options or warrants.
Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution. If any right, option or warrant described in this Section 15.04(b) is not issued or, if so issued, is not exercised prior to the expiration of the exercisability thereof or shares of the Common Stock are not delivered upon exercise of such rights, options or warrants, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such rights, options or warrants had not been so issued or would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered.
          In determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
          In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(b) (subject to the readjustment provision set forth in this Section 15.04(b)).
          (c) In case the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property other than:
     (i) dividends or distributions covered by Section 15.04(a) and Section 15.04(b);
     (ii) dividends or distributions paid exclusively in cash covered by Section 15.04(d); and
     (iii) Spin-Offs to which the provisions set forth below in this Section 15.04(c) shall apply
(any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 15.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Noteholder shall receive, in respect of each $1,000 principal amount of Notes thereof, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property such Noteholder would have received had such Noteholder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such distribution.
          If the Board of Directors determines “FMV” for purposes of this Section 15.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
          Such adjustment shall become effective immediately after to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution.
          With respect to an adjustment pursuant to this Section 15.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such Capital Stock or similar equity interest is or when issued will be listed on a national or regional securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including,

the effective date of the Spin-Off;

CR’	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.
          The adjustment to the Conversion Rate under the preceding paragraph will be given effect at 5:00 p.m., New York City time, on the effective date of the Spin-Off. If the effective date of the Spin-Off is less than 12 Trading Days prior to the settlement date in respect of any conversion, references within this and the preceding paragraph of this Section 15.04(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as elapse between the effective date of such Spin-Off and the Trading Day immediately preceding such settlement date.
          If any such dividend or distribution described in this Section 15.04(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          Subject in all respect to Section 15.10, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):
               (i) are deemed to be transferred with such shares of Common Stock;
               (ii) are not exercisable; and
               (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made:
          (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
          (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
          For purposes of this Section 15.04(c), Section 15.04(a), and Section 15.04(b), any dividend or distribution to which this Section 15.04(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 15.04(a) or Section 15.04(b) (or both) applies, shall be deemed instead to be
          (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 15.04(c) applies (and any Conversion Rate adjustment required by this Section 15.04(c) with respect to such dividend or distribution shall then be made) immediately followed by
          (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 15.04(a) and Section 15.04(b) with respect to such dividend or distribution shall then be made), except:
          (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants,” the “Record Date for such dividend or distribution” within the meaning of Section 15.04(a) and “the Ex-Dividend Date for such distribution” within the meaning of Section 15.04(b); and
          (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 15.04(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 15.04(b).
          In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(c) (subject to the readjustment provisions set forth in this Section 15.04(c)).
          (d) If the Company shall make any cash dividend or distribution to all or substantially all holders of its Common Stock during any quarterly fiscal period in an amount that exceeds the Initial Dividend Threshold, the Conversion Rate shall be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock in excess of the Initial Dividend Threshold.
          provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Noteholder shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Noteholder would have received had such Noteholder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution of such cash dividend or distribution.
          The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this Section 15.04(d).
          Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          In no event shall the Conversion Rate be decreased pursuant to this Section

15.04(d) (subject to the readjustment provision set forth in this Section 15.04(d)).
          For the avoidance of doubt, for purposes of this Section 15.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 15.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
     where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the last Trading Day of the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
Such adjustment shall become effective at 5:00 p.m., New York City time, on the Trading Day next succeeding the date such tender or exchange offer expires. If a tender or exchange offer expires less than 12 Trading Days prior to the settlement date in respect of any conversion, references in this Section 15.04(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Trading Day immediately preceding such settlement date.
If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 15.04(e) (except to the extent provided in the preceding sentence).
          (f) The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (g) [Reserved].
          (h) Notwithstanding this Section 15.03 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, 9:00 a.m., New York City time, on a Conversion Date and ending on, and including, (x) 5:00 p.m., New York City time, on the third Trading Day immediately following the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or (y) 5:00 p.m., New York City time, on the last Trading Day of a related Cash Settlement Averaging Period (in the case of any other Settlement Method), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Notes, as the case may be, as is be necessary or appropriate to effect the intent of this Section 15.03 and the other provisions of Article 15 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 15.03(h) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

          (i) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 15.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Noteholder at its last address appearing on the Note Register provided for in Section 2.06 a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (j) In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of its Common Stock.
          (k) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities. Without limiting the foregoing, the applicable Conversion Rate will not be adjusted:
          (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
          (ii) upon the issuance of any shares of the Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
          (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 15.04(k)(ii) and outstanding as of the date the Notes were first issued;
          (iv) for a change in the par value of the Common Stock;
          (v) for accrued and unpaid interest, if any; or
          (vi) for any transactions described in this Section 15.04 if Noteholders participate (as a result of holding the Notes, and at the same time and on the same terms as holders of Common Stock participate and without having to convert their Notes) in such transactions as if such Noteholders held a number shares of Common Stock equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder.

          (l) All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this Section 15.04 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, upon any conversion of Notes, the Company shall give effect to all adjustments that it has otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
          (m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.06 of this Indenture, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (n) For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          Section 15.05. [Reserved].
          Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of:
     (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 15.04(a));
     (ii) any consolidation, merger or combination involving the Company; or
     (iii) any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company to any other Person, in each case pursuant to which Common Stock shall be converted into, or exchanged for, stock, securities or other property or assets (including cash or any combination thereof) (any such event a “Merger Event”), then:

          (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01(b) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer, lease or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 19 herein.
          In the event the Company shall execute a supplemental indenture pursuant to this Section 15.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of stock, securities or other property or assets (including cash or any combination thereof) that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (b) Notwithstanding the provisions of Section 15.02(b), and subject to the provisions of Section 15.01 and Section 15.03, at and after the effective time of such Merger Event:
     (i) the right to convert each $1,000 principal amount of Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock will be changed to a right to convert such Note into cash, the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”), or a combination of cash and Reference Property; and
     (ii) the related Conversion Obligation shall be settled as set forth under Section 15.06(c), it being understood and agreed that for purposes of Section 15.01(b), references therein to “the Last Reported Sale Price of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average

Consideration, if applicable). The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 15.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes based on the Common Stock and settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Company’s election, as set forth in Section 15.01 and Section 15.02 prior to the effective date of such Merger Event.
          (c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash, units of Reference Property or a combination of cash and units of Reference Property, at the Company’s election, in accordance with Section 15.02(b) as follows:
          (i) (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Noteholder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate (as adjusted to reflect the applicable number of units of Reference Property);
          (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Noteholder cash in an amount, per $1,000 principal amount of Notes equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period, such Daily Conversion Values determined as if the reference to “the VWAP of the Common Stock” in definition thereof were instead a reference to “the VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable); and (C) if the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and Reference Property, the Company shall deliver in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the Cash Settlement Averaging Period for such Note, such Daily Settlement Values determined as if the reference to “the VWAP of the Common Stock” in definition of Daily Conversion Value and Daily Share Amount were instead a reference to “the VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable).

          (ii) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 15.02(l) (provided that the amount of such cash shall be determined as if references in such Section to “the Last Reported Sale Price of the Common Stock” were instead a reference to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (based on the Weighted Average Consideration, if applicable).
          (iii) The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period.
          (iv) For purposes of this Section 15.06, if the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the notes will be convertible will be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (the “Weighted Average Consideration”).
          (v) The Company shall notify the Noteholders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.
          (d) The above provisions of this Section shall similarly apply to successive Merger Events.
          Section 15.07. Certain Covenants. (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.
          (b) The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
          (c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.
          (d) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

          Section 15.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or Conversion Price or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.
          The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.
          Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
          Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
          Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 15.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 15.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 15.01(b).
          Section 15.09. Notice to Noteholders Prior to Certain Actions. In case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.04; or

          (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or
          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Note Register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating:
          (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined; or
          (ii) the date on which such reclassification, consolidation, merger, sale, conveyance, transfer, lease or other disposition dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, transfer, lease or other disposition, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, conveyance, transfer, lease or other disposition, dissolution, liquidation or winding-up.
          Section 15.10. Stockholder Rights Plans. To the extent that the Company has a stockholder rights agreement or other “poison pill” in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights agreement or other poison pill, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement or other poison pill so that the Noteholders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all or substantially all holders of Common Stock, Distributed Property as provided in Section 15.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Section 15.11. Exchange in Lieu of Conversion. When a holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, cash, the shares of Common Stock or a combination of cash and Common Stock that would otherwise be due upon conversion as described in Section 15.02 above and in respect of which the Company has notified to converting Noteholders. If the Company makes the election described above, the Company shall, by 5:00 p.m., New York City time, on the second Business Day following the relevant Conversion Date as part of its Settlement Notice, notify the holder surrendering its Notes for conversion that it has made such Exchange Election. In addition, the Company shall concurrently notify the Designated Institution of the Settlement Method (and, if applicable, the Specified Dollar Amount) that Company has elected with respect to such conversion and the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain outstanding.
          (a) If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 15.02(e), convert such Notes into cash and/or shares of Common Stock, as applicable in accordance with the provisions of Section 15.02, as if it had not made such Exchange Election.
          (b) For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 15.11 require the Designated Institution to accept any Notes for exchange.
          Section 15.12. Limitations Relating to the NASDAQ Shareholder Approval Requirements. Prior to entering into a transaction or series of transactions that would cause the Company to be unable to satisfy its Conversion Obligation in full solely in shares of Common Stock, the Company shall obtain prior stockholder approval in accordance with the Nasdaq listing standards to the extent required thereunder. In addition, in the event the Company elects to satisfy its Conversion Obligation in a combination of cash and shares of Common Stock and the number of shares issuable upon conversion would exceed 19.99% of the number of shares of Common Stock outstanding as of May 4, 2011, the Company will either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess such limitations or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations (such amount of cash to be based on the last Trading Day of the related Cash Settlement Averaging Period).
ARTICLE 16
SUBORDINATION
          Section 16.01. Agreement to Subordinate. The Company agrees, and each Noteholder by accepting a Note agrees, that the indebtedness evidenced by the Notes is an unsecured obligation and such indebtedness and all rights with respect thereto will be subordinated in right of payment, to the extent and in the manner provided in this Article 16, to the prior payment in full in cash of the Company’s obligations under the Senior Credit Facility and the Hedging Obligations and that the subordination is for the benefit of and enforceable by the Lenders and the Counterparties and their respective Representatives. The Notes shall in all respects rank pari passu in right of payment with all other existing and future Senior Indebtedness of the Company other than indebtedness under the Senior Credit Facility and the Hedging Obligations, and shall rank senior to future Subordinated Obligations of the Company; and other than indebtedness under the Senior Credit Facility and the Hedging Obligations only indebtedness of the Company that is Secured Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein to the extent of the value of the assets securing such Secured Indebtedness.
          Section 16.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
          (a) the Lenders and the Counterparties shall be entitled to receive payment in full in cash of such amounts owing under the Senior Credit Facility and the Hedging Obligations before Noteholders shall be entitled to receive any payment of principal of or interest, if any, on, or any other amounts in conjunction with, the Notes form the Company; and
          (b) until the Lenders and the Counterparties are paid in full in cash, any payment or distribution or other amount to which Noteholders would be entitled but for this Article 16 shall be made to the Lenders and the Counterparties or their respective Representatives as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to the Senior Credit Facility and the Hedging Obligations to at least the same extent as the Notes.
          Section 16.03. Default on Senior Credit Facility and Hedging Obligations. The Company may not pay the principal of and interest on the Notes, make any deposit pursuant to Article 4 or otherwise repurchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) if:
          (a) any amounts owing under the Senior Credit Facility and the Hedging Obligations are not paid in full in cash when due; or
          (b) any default under the Senior Credit Facility or the Hedging Obligations occurs and the maturity of the Senior Credit Facility is accelerated in accordance with its terms unless, in either case:
     (i) the default has been cured or waived and any such acceleration has been rescinded; or
     (ii) any amounts owing under the Senior Credit Facility and the Hedging Obligations have been paid in full in cash;

          provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Lenders (who shall, unless the majority of the Lenders notify the Trustee otherwise, be the Administrative Agent) with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.
          During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to the Senior Credit Facility or the Hedging Obligations pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Administrative Agent specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full in cash of all amounts owing under the Senior Credit Facility and the Hedging Obligations or (c) because no default with respect to the Senior Credit Facility and the Hedging Obligations is continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 16.03), the Company may resume payments on the Notes after the end of such Payment Blockage Period, unless the Representative of the Lenders shall have accelerated the maturity of the Senior Credit Facility, and such amounts owing under the Senior Credit Facility and the Hedging Obligations have not been repaid in full in cash.
          Section 16.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Trustee (provided that the Trustee shall have received written notice from the Company or its Representative) shall promptly notify the Representative of the Lenders and the Counterparties. If any amounts owing under the Senior Credit Facility and the Hedging Obligations are outstanding, the Company may not pay the Notes until five Business Days after the Administrative Agent and the Counterparties receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 16 otherwise permits payment at that time.
          Section 16.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Noteholders that because of this Article 16 should not have been made to them, the Noteholders who receive the payment or distribution shall hold it in trust for the Lenders and the Counterparties and pay it over to them and their respective Representatives as their interests may appear.
          Section 16.06. Subrogation. After all amounts owing under the Senior Credit Facility and the Hedging Obligations are paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated to the rights of the Lenders and the Counterparties to receive distributions applicable to the Senior Credit Facility and the Hedging Obligations. A distribution made under this Article 16 to the Lenders and the Counterparties which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on the Senior Credit Facility and the Hedging Obligations.

          Section 16.07. Relative Rights. This Article 16 defines the relative rights of Noteholders and the Lenders and the Counterparties. Nothing in this Indenture shall:
          (a) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest, if any, on the Notes in accordance with their terms; or
          (b) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of the Lenders and the Counterparties and their respective Representatives to receive distributions otherwise payable to Noteholders.
          Section 16.08. Subordination May Not Be Impaired by Company. No right of the Representative of the Lenders, any Lender or Counterparty to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.
          Section 16.09. Rights of Trustee and Paying Agent. Notwithstanding Section 16.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 16. The Company, the Note Registrar, the Paying Agent, the Administrative Agent, a Representative of the Lenders and the Counterparties or any such Lender or counterparty (as identified by the Company) may give the notice.
          The Trustee in its individual or any other capacity may be a Lender or a Counterparty with the same rights it would have if it were not Trustee. The Note Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 16 with respect to the Senior Credit Facility and the Hedging Obligations which may at any time be held by it, to the same extent as any other Lender or Counterparty; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 16 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06 or any other Section of this Indenture.
          Section 16.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to Lenders and the Counterparties, the distribution may be made and the notice given to their Representative (if any).
          Section 16.11. Article 16 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 16 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 16 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.
          Section 16.12. [Reserved].
          Section 16.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 16, the Trustee and the Noteholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 16.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the Lenders and the Counterparties for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Lenders and the Counterparties and other holders of indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a Lender or Counterparty to participate in any payment or distribution pursuant to this Article 16, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts owing to such Person under the Senior Credit Facility and the Hedging Obligations, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 16, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 16.
          Section 16.14. Trustee to Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the Lenders and the Counterparties as provided in this Article 16 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 16.02 at least 30 days prior to the expiration of the time to file such claims the Representatives of the Lenders and the Counterparties are hereby authorized to file an appropriate proof in any such proceeding.
          Section 16.15. Trustee Not Fiduciary for Lenders or Counterparties. The Trustee shall not be deemed to owe any fiduciary duty to the Lenders and the Counterparties and shall not be liable to any such Lenders or counterparties if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any Lenders and the Counterparties shall be entitled by virtue of this Article 16 or otherwise.
          Section 16.16. Reliance by Lenders and Counterparties on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Lender and Counterparty, whether Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Indebtedness and such Lender and Counterparty shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Indebtedness.

ARTICLE 17
NOTE GUARANTEES
          Section 17.01. Note Guarantees. (a) Each Note Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Noteholder and to the Trustee and its successors and assigns the full and punctual payment when due, whether on any Interest Payment Date or the Maturity Date or any earlier date of acceleration or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal or interest of the Notes and all other monetary obligations of the Company under this Indenture and the Notes, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 17 notwithstanding any extension or renewal of any Guaranteed Obligation.
          (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by:
     (i) the failure of any Noteholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise;
     (ii) any extension or renewal of any thereof;
     (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;
     (iv) the release of any security held by any Noteholder or the Trustee for the Guaranteed Obligations or any of them;
     (v) the failure of any Noteholder or Trustee to exercise any right or remedy against any other Note Guarantor; or
     (vi) any change in the ownership of such Note Guarantor, except as provided in Section 17.03.
          (c) Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed. Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder. Each Note

Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Note Guarantor.
          (d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder or the Trustee to any security held for payment of the Guaranteed Obligations.
          (e) The Note Guarantee of each Note Guarantor is, to the extent and in the manner set forth in Article 18, subordinated and subject in right of payment to the prior payment in full in cash of the principal of and interest on amounts owing under the Senior Credit Facility and the Hedging Obligations by the relevant Note Guarantor and is made subject to such provisions of this Indenture.
          (f) Except as expressly set forth in Sections 17.02 and 17.06, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Noteholder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.
          (g) Subject to Section 17.03, each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Noteholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
          (h) In furtherance of the foregoing and not in limitation of any other right which any Noteholder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by repurchase or otherwise, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Noteholders or the Trustee an amount equal to the unpaid amount of such Guaranteed Obligations and interest, if any, accrued thereon.
          (i) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 18. Each Note Guarantor further agrees that, as between it, on the one hand, and the Noteholders and the Trustee, on the other hand:
     (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby; and
     (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 7, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 17.01.
          (j) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Section 17.01.
          (k) Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          Section 17.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          Section 17.03. Release of Guarantor. Upon:
     (i) the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the Capital Stock or other interests of a Guarantor; or
     (ii) the sale or other disposition of all or substantially all the assets of such Guarantor, such Guarantor shall be deemed released from all obligations under this Article 17 without any further action required on the part of the Trustee or any Noteholder; provided, however, that such sale or disposition is to a Person other than the Company or any of its Affiliates. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          Section 17.04. Successors and Assigns. This Article 17 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Trustee, the Noteholders and the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          Section 17.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Noteholders in exercising any right, power or privilege under this Article 17 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Noteholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 17 at law, in equity, by statute or otherwise.
          Section 17.06. Modification. No modification, amendment or waiver of any provision of this Article 17, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          Section 17.07. Execution of Amendment or Supplemental Indenture for Future Note Guarantors. Each Subsidiary which is required to become a Note Guarantor pursuant to Section 5.11 shall promptly execute and deliver to the Trustee an amendment or supplemental indenture pursuant to which such Subsidiary shall become a Note Guarantor under this Article 17 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such amendment or supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such amendment or supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.
          Section 17.08. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.
ARTICLE 18
SUBORDINATION OF THE NOTE GUARANTEES
          Section 18.01. Agreement to Subordinate. Each Note Guarantor agrees, and each Noteholder by accepting a Note agrees, that the obligations of a Note Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 18, to the prior payment in full in cash of all amounts owing by such Note Guarantor under the Senior Credit Facility and the Hedging Obligations and that the subordination is for the benefit of and enforceable by the Lenders and the Counterparties and their respective Representatives. The obligations hereunder with respect to a Note Guarantor shall in all respects rank pari passu in right of payment with all other existing and future Senior Indebtedness of such Note Guarantor other than indebtedness under the Senior Credit Facilities and the Hedging Obligations; will rank senior to all future Subordinated Indebtedness of each Note Guarantor; and other than Indebtedness under the Senior Credit Facility and the Hedging Obligations only indebtedness of such Note Guarantor that is Secured Indebtedness of such Note Guarantor shall rank senior to the obligations of such Note Guarantor in accordance with the provisions set forth herein to the extent of the value of the assets securing such Secured Indebtedness.
          Section 18.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Note Guarantor to its creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property:
          (a) the Lenders and the Counterparties shall be entitled to receive payment in full in cash of such amounts owing under the Senior Credit Facility and Hedging Obligations before Noteholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Note Guarantor; and
          (b) until the Lenders and the Counterparties are paid in full in cash, any payment or distribution or other amount to which Noteholders would be entitled but for this Article 18 shall be made to the Lenders and the Counterparties or their respective Representatives as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to the Senior Credit Facility and the Hedging Obligations to at least the same extent as the Note Guarantees.
          Section 18.03. Default on Senior Credit Facility or Hedging Obligations of a Note Guarantor. A Note Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Notes (collectively, “pay its Guarantee”) if:
     (a) any amounts owing under the Senior Credit Facility and the Hedging Obligations are not paid in cash when due; or
     (b) any default under the Senior Credit Facility and the Hedging Obligations occurs and the maturity of the Senior Credit Facility is accelerated in accordance with its terms unless, in either case:
     (i) the default has been cured or waived and any such acceleration has been rescinded; or
     (ii) such amounts owing under the Senior Credit Facility and the Hedging Obligations have been paid in full in cash;
     provided, however, that such Note Guarantor may pay its Guarantee without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the Lenders respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing.
          During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to the Senior Credit Facility or the Hedging Obligations pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor may not pay its Guarantee for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Note Guarantor and the Company) of written notice (a “Guarantee Blockage Notice”) of such default from the Representative of the Lenders specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Note Guarantor and the Company) from the Person or Persons who gave such Guarantee Blockage Notice, (b) by repayment in full in cash of all amounts owing under the Senior Credit Facility and the Hedging Obligations or (c) because no default with respect to the Senior Credit Facility or the Hedging Obligations is continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 18.03), such Note Guarantor may resume payments with respect to its Note Guarantee after the end of such Guarantee Payment Blockage Period, unless the Lenders or the Representative of such Lenders shall have accelerated the maturity of the Senior Credit Facility and amounts owing under the Senior Credit Facility and the Hedging Obligations have not been repaid in full in cash.
          Section 18.04. Demand for Payment. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Note Guarantor pursuant to Article 17, the Trustee (provided that the Trustee shall have received written notice from the Company, such Note Guarantor or its Representative) shall promptly notify the Administrative Agent and the Counterparties. If any amounts owing under Senior Credit Facility and the Hedging Obligations are outstanding, such Note Guarantor may not pay its Guarantee until five Business Days after the Administrative Agent and the Counterparties receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 18 otherwise permits payment at that time.
          Section 18.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Noteholders that because of this Article 18 should not have been made to them, the Noteholders who receive the payment or distribution shall hold such payment or distribution in trust for the Lenders and the Counterparties and pay it over to them and their respective Representatives as their respective interests may appear.
          Section 18.06. Subrogation. After all amounts owing under the Senior Credit Facility and the Hedging Obligations are paid in full in cash and until the Notes are paid in full, Noteholders shall be subrogated to the rights of the Lenders and the Counterparties to receive distributions applicable to the Senior Credit Facility and the Hedging Obligations. A distribution made under this Article 18 to the Lenders and the Counterparties which otherwise would have been made to Noteholders is not, as between such Note Guarantor and Noteholders, a payment by such Note Guarantor on the Senior Credit Facility and the Hedging Obligations.

          Section 18.07. Relative Rights. This Article 18 defines the relative rights of Noteholders and the Lenders and the Counterparties and their respective Representatives. Nothing in this Indenture shall:
          (a) impair, as between a Note Guarantor and Noteholders, the obligation of a Note Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 17; or
          (b) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by a Note Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of the Lenders and the Counterparties and their Representatives to receive distributions otherwise payable to Noteholders.
          Section 18.08. Subordination May Not Be Impaired by a Note Guarantor. No right of the Administrative Agent, any Lender or Counterparty to enforce the subordination of the obligations of such Note Guarantor hereunder shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.
          Section 18.09. Rights of Trustee and Paying Agent. Notwithstanding Section 18.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 18. A Note Guarantor, the Note Registrar or co-registrar, the Paying Agent, the Administrative Agent, a Representative of the Lenders, any such Lender or Counterparty may give the notice.
          The Trustee in its individual or any other capacity may be a Lender or a Counterparty with the same rights it would have if it were not Trustee. The Note Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 18 with respect to the Senior Credit Facility and the Hedging Obligations which may at any time be held by it, to the same extent as any other Lender or counterparty to a Hedging Obligation; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 18 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06 or any other Section of this Indenture.
          Section 18.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to the Lenders and the Counterparties, the distribution may be made and the notice given to their Representative (if any).
          Section 18.11. Article 18 Not to Prevent Events of Default or Limit Right to Accelerate. The failure of a Note Guarantor to make a payment on any of the Guaranteed Obligations by reason of any provision in this Article 18 shall not be construed as preventing the occurrence of a default by such Note Guarantor under such obligations. Nothing in this Article 18 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on a Note Guarantor pursuant to Article 17.

          Section 18.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 18, the Trustee and the Noteholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 18.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the Lenders and the Counterparties for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Lenders and the Counterparties and other holders of Indebtedness of a Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 18. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a Lender or a Counterparty to participate in any payment or distribution pursuant to this Article 18, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts owing to such Person under the Senior Credit Facility or Hedging Obligation, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 18, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 18.
          Section 18.13. Trustee to Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the Lenders and the Counterparties as provided in this Article 18 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 18.02 at least 30 days prior to the expiration of the time to file such claims the Representatives of the Lenders and the Counterparties are hereby authorized to file an appropriate proof in any such proceeding.
          Section 18.14. Trustee Not Fiduciary for Lenders or Counterparties. The Trustee shall not be deemed to owe any fiduciary duty to the Lenders and the Counterparties and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the relevant Note Guarantor or any other Person, money or assets to which any Lenders and the Counterparties shall be entitled by virtue of this Article 18 or otherwise.
          Section 18.15. Reliance by Lenders and Counterparties on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Lender and Counterparty, whether Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Indebtedness and such Lender and Counterparty shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Indebtedness.

ARTICLE 19
REPURCHASE OF NOTES AT OPTION OF NOTEHOLDERS
          Section 19.01. [Reserved].
          Section 19.02. Repurchase at Option of Noteholders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Noteholder’s option, to require the Company to repurchase for cash all of such Noteholder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date on which the Company provides the Fundamental Change Company Notice at a cash repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Noteholders as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the Noteholder surrendering the Note for repurchase pursuant to this Article 19 shall be equal to the principal amount of Notes subject to repurchase. Repurchases of Notes under this Section 19.02 shall be made, at the option of the Noteholder thereof, upon:
          (i) delivery to the Paying Agent by a Noteholder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note on or prior to 5:00 p.m., New York City time, of the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and
          (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in The Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 19.02 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
          The Fundamental Change Repurchase Notice shall state:
          (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
          (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
          (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
          Any repurchase by the Company contemplated pursuant to the provisions of this Section 19.02 shall be consummated by the payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 19.04(a).
          Notwithstanding anything herein to the contrary, any Noteholder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 19.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 19.03 below.
          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
          (b) As promptly as possible, but in no event later than the twentieth day after the occurrence of the effective date of a Fundamental Change, the Company shall mail or cause to be mailed to all Noteholders of record a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Noteholders arising as a result thereof. Such mailing shall be by first class mail. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the effective date of the Fundamental Change. Each Fundamental Change Company Notice shall specify:
          (i) the events causing the Fundamental Change;
          (ii) the effective date of the Fundamental Change;
          (iii) the last date on which a Noteholder may exercise the repurchase right pursuant to this Article 16;
          (iv) the Fundamental Change Repurchase Price;
          (v) the Fundamental Change Repurchase Date;
          (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
          (vii) if applicable, the applicable Conversion Rate, any adjustments to the applicable Conversion Rate;
          (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Noteholder may be converted only if the Noteholder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

          (ix) that the Noteholder must exercise the repurchase right on or prior to the Fundamental Change Expiration Time;
          (x) that the Noteholder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
          (xi) the procedures that Noteholders must follow to require the Company to repurchase their Notes.
          Simultaneously with providing the Fundamental Change Company Notice, the Company shall publish a notice containing the information provided in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 19.02.
          (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Noteholders upon a Fundamental Change if there has occurred and is continuing an Event of Default with respect to the Notes, other than a Default in payment of the Fundamental Change Repurchase Price with respect to the Notes.
          (d) In connection with any purchase offer, the Company will:
          (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act,
          (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and
          (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.
          Section 19.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 19.03 at any time prior to Fundamental Change Expiration Time, specifying:
          (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,
          (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

          (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
          Section 19.04. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of:
(i) the Fundamental Change Repurchase Date with respect to such Note (provided the Noteholder has satisfied the conditions in Section 19.02) and
(ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Noteholder thereof in the manner required by Section 19.02 by mailing checks for the amount payable to the Noteholders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
          (b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on the Fundamental Change Repurchase Date on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then:
(i) such Notes will cease to be outstanding and interest will cease to accrue on such Notes; and
(ii) all other rights of the Noteholders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest upon delivery of the Notes), in each case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.
          (c) Upon surrender of a Note that is to be repurchased in part pursuant to 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
ARTICLE 20
MISCELLANEOUS PROVISIONS
          Section 20.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
          Section 20.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
          Section 20.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503-6091, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
          The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
          Section 20.04. Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 20.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, other than in connection with the actions referred to in Section 2.05, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent thereunder in connection with the taking of such action have been complied with.
          Each certificate provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 5.08) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and that all conditions precedent thereunder in connection with the taking of such action have been complied with; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.
          Notwithstanding anything to the contrary in this Section 20.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.
          Section 20.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.
          Section 20.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the

Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
          Section 20.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification regardless of whether this Indenture shall ever be so qualified; provided that this Section 20.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
          Section 20.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 20.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 20.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 11.04 and Section 19.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.
          Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

          Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note Register.
          The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
          The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 20.11 shall be applicable to any authenticating agent.
          If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________
Authorized Officer
          Section 20.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
          Section 20.13. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
          Section 20.14. Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
          Section 20.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          Section 20.16. No Optional Redemption; No Defeasance. The Notes shall not be redeemable by the Company prior to the Maturity Date. The Notes shall not be subject to defeasance.
          Section 20.17. Calculations. The Company shall be responsible for making all calculations called for under the Notes and for monitoring any Stock Price or measurement or observation period. The calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, the VWAP of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Conversion Price, the Daily Conversion Values and the additional shares of the Company’s Common Stock resulting from the adjustments pursuant to Section 15.02(e). The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Noteholders. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward these calculations to any Noteholder upon the request of such Noteholder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
By:	/s/ Anand Vadapalli
	Name:	Anand Vadapalli
	Title:	Chief Executive Officer and President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ John A. (Alex) Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

[Signature Page to Indenture]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

ALASKA COMMUNICATIONS SYSTEMS
HOLDINGS, INC
..
ACS OF ALASKA, INC.

ACS OF THE NORTHLAND, INC.

ACS OF FAIRBANKS, INC.

ACS OF ANCHORAGE, INC.

ACS WIRELESS, INC.

ACS LONG DISTANCE, INC.

ACS INTERNET, INC.

ACS INFOSOURCE, INC.

ACS MESSAGING, INC.

ACS SERVICES, INC.

ACS CABLE SYSTEMS, INC.

CREST COMMUNICATIONS CORPORATION

WCI CABLE, INC.

ALASKA NORTHSTAR COMMUNICATIONS, LLC

WCIC HILLSBORO, LLC

WCI LIGHTPOINT LLC

NORTHERN LIGHTS HOLDINGS, INC.

WORLD NET COMMUNICATIONS, INC.

ALASKA FIBER STAR, LLC

ALASKA COMMUNICATIONS LLC

ALASKA FIBER STAR CORPORATION

By:	/s/ Anand Vadapalli
	Name:	Anand Vadapalli
	Title:	Chief Executive Officer and President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[Legend for Global Notes]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[Legend for Notes that are Restricted Securities]
[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, (1) REPRESENTS THAT IT IS A QUALIFIED INSTITITUTIONAL BUYER AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) ONE YEAR, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 6.25% CONVERTIBLE NOTES DUE 2018 OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS

BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSE 2(C)) A NOTICE OF THIS LEGEND. THIS LEGEND WILL BE REMOVED BY THE COMPANY AFTER THE RESALE RESTRICTION TERMINATION DATE.
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND, IF APPLICABLE, CONVERSION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.]1

[1]	This legend shall be deemed removed from the face of this Note without further action of the Company, the Trustee or the Noteholders at such time as the Company notifies the Trustee to remove such legend pursuant to Section 2.06(d) of the Indenture.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
6.25% Convertible Note due 2018

No. [_____]	$[_________]
CUSIP No.: 01167P AD32
ISIN No.: US01167PAD333
     Alaska Communications Systems Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Dollars (which amount may from time to time be increased or decreased to such other principal amounts as reflected in the books and records of the Trustee and the Depositary on May 1, 2018, and interest thereon as set forth below and Supplementary Interest and Rule 144 Additional Interest in the manner, at the rates and to the Persons set forth in the Indenture.
     This Note shall bear interest at the rate of 6.25% per year (subject to increase, by an amount not to exceed 0.50%, pursuant to Sections 5.09 and 7.01 of the Indenture) from May 10, 2011, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. The Final Interest Payment Date shall be May 1, 2018. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing November 1, 2011, to holders of record at 5:00 p.m., New York City time on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively.
     Payment of the principal of and accrued and unpaid interest, Supplementary Interest, if any, and Rule 144 Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained by the Company for such purposes in The Borough of Manhattan, City of New York, which shall initially be one such office of the Paying Agent at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration. The Company shall pay interest:
     (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or, if such certified Notes held by such Person have an aggregate principal amount of more than $1,000,000 upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States (application shall remain in effect until the Noteholder

[2]	At such time as the Company notifies the Trustee to remove such legend pursuant to Section 2.06(d) of the Indenture, the CUSIP number for this note shall be deemed to be CUSIP No. 01167P AE1.

[3]	At such time as the Company notifies the Trustee to remove such legend pursuant to Section 2.06(d) of the Indenture, the ISIN number for this note shall be deemed to be ISIN No. US01167PAE16.

notifies the Trustee and Paying Agent to the contrary); or
     (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash, shares of Common Stock of the Company or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Officer

[FORM OF REVERSE OF NOTE]
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
6.25% Convertible Note due 2018
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.25% Convertible Notes due 2018 (herein called the “Notes”), initially limited to the aggregate principal amount of $120,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 10, 2011 (herein called the “Indenture”), among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Noteholders. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest, including Supplementary Interest, if any, and Rule 144 Additional Interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture; provided that upon the occurrence of certain Events of Default under the Indenture, the Notes shall automatically become due and payable.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Noteholders, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, and in other circumstances with the consent of each Noteholder affected thereby, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, Supplementary Interest, if any, and Rule 144 Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.
     The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
     Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to 5:00 p.m., New York City time on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

Custodian

(Cust)

TEN ENT — as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act ________ (State)
Additional abbreviations may also be used though not in the above list.

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
     The undersigned registered owner of this Note hereby exercises the option to convert Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash comprising the Daily Conversion Values or a portion of the Daily Settlement Amounts for each of the 40 VWAP Trading Days during the Cash Settlement Averaging Period and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

EXHIBIT C
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Alaska Communications Systems Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Supplementary Interest, if any, and Rule 144 Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$______,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐	To Alaska Communications Systems Group, Inc. or a subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2